EXHIBIT 2.1

                                    EXHIBIT I

                        HOLDING COMPANY MERGER AGREEMENT
                        --------------------------------

                               AGREEMENT OF MERGER

        This Agreement of Merger is made and entered into as of [ ], 1998, between VAL COR BANCORPORATION, INC. ("Val Cor"), a corporation organized under the laws of the State of Colorado, and CITIZENS BANCO, INC. (the "Company"), a corporation organized under the laws of the State of Colorado. Val Cor and the Company are hereinafter sometimes individually called a "Constituent Corporation" and collectively called the "Constituent Corporations."

                                    RECITALS

        Val Cor is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. As of [ ], 1998, the authorized capital stock of Val Cor consisted of [ ] shares of Common Stock, [ ] par value, of which [ ] shares were issued and outstanding; no shares of capital stock were held in its treasury on such date. All of the capital stock of Val Cor is owned of record and beneficially by Zions Bancorpo ration, a corporation organized under the laws of the State of Utah ("Zions Bancorp").

        The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. As of [ ] 1998, the authorized capital stock of the Company consisted of 1,000,000 shares of Class A Common Stock, $1.00 par value (the "Company Class A Stock"), of which [ ] shares were issued and outstanding, and 33,150 shares of Class B Common Stock, no par value (the "Company Class B Stock"), of which 33,150 shares were issued and outstanding; no shares of capital stock were held in its treasury on such date.

        Val Cor and the Company have entered into an Agreement and Plan of Reorganization, dated August 12, 1998 (the "Plan of Reorganization"), setting forth certain representations, warranties, and agreements in connection with the transactions therein and herein contemplated, which contemplates the merger of the Company with and into Val Cor (the "Merger") in accor dance with this Agreement of Merger (the "Agreement").

        The Boards of Directors of each of Val Cor and the Company deem the Merger advisable and in the best interests of each corporation and its stockholders. The Boards of Directors of each of Val Cor and the Company, by resolutions duly adopted, have approved the Plan of Reorganization. The Boards of Directors of each of Val Cor and the Company, by resolutions duly adopted, have approved this Agreement. The Boards of Directors of each of Val Cor and the Company have directed that this Agreement, and authorization for the transactions contem plated hereby, be submitted to stockholders of Val Cor and the Company respectively for approval.

        At the Effective Date (as defined in Section 1.1 below) shares of Company Class A Stock and Company Class B Stock (together, "Company Equity") shall be converted into the right to receive shares of the common stock of Zions Bancorp, no par value (the "Zions Bancorp Stock"), as provided herein.



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        In consideration of the premises and the mutual covenants and agreements herein contained and subject to the terms and conditions of the Agreement, the parties hereto hereby covenant and agree as follows:

                                    ARTICLE I

        1.1. Merger of the Company into Val Cor. The Company shall be merged with and into Val Cor on the date and at the time to be specified in the Articles of Merger to be filed with the Secretary of State of the State of Colorado pursuant to section 7-111-105 of the Colorado Business Corporation Act (such date and time being referred to herein as the "Effective Date").

        1.2. Effect of the Merger. At the Effective Date:

             (a) The Company and Val Cor shall be a single corporation, which shall be Val Cor. Val Cor is hereby designated as the surviving corporation in the Merger and is herein after sometimes called the "Surviving Corporation."

             (b) The separate existence of the Company shall cease.

             (c) The Surviving Corporation shall have all the rights, privileges, immuni ties, and powers and shall assume and be subject to all the duties and liabilities of a corporation organized under the Colorado Business Corporation Act.

             (d) The Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest of and belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either of the Consti tuent Corporations shall not revert or be in any way impaired by reason of the Merger.

             (e) The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. The Surviving Corporation expressly assumes and agrees to perform all of the Company's liabilities and obligations. Neither the rights of creditors nor any liens upon the property of either Constituent Corporation shall be impaired by the Merger.

             (f) The Articles of Incorporation of Val Cor as they exist immediately prior to the Effective Date shall be the Articles of Incorporation of the Surviving Corporation until later amended pursuant to Colorado law.

             (g) At the Effective Date and until surrendered for exchange and payment, each outstanding stock certificate which, prior to the Effective Date, represented shares of Company Equity shall, without further action, cease to be an issued and existing share and shall be converted into a right to receive from Zions Bancorp, and shall for all purposes represent the right to receive, upon surrender of the certificate formerly representing such shares, the number of shares of Zions Bancorp Stock specified in Article III; provided that, with respect to any matters relating to stock certificates representing Company Equity, Zions Bancorp may rely

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conclusively  upon  the  record  of  stockholders   maintained  by  the  Company
containing the names and addresses of the holders of record of the Company Equity at the Effective Date.

         1.3.  Acts to Carry Out This Merger Plan.

               (a) The Company and its proper officers and directors shall and will do all such acts and things as may be necessary or proper to vest, perfect, or confirm title to such property or rights in Val Cor and otherwise to carry out the purposes of this Agreement.

               (b) If, at any time after the Effective Date, Val Cor shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect, or confirm, of record or otherwise, in Val Cor its right, title, or interest in or under any of the rights, properties, or assets of the Company acquired or to be acquired by Val Cor as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, the Company and its proper officers and directors shall be deemed to have granted to Val Cor an irrevocable power of attorney to execute and deliver all such proper deeds, assignments, and assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of such rights, properties, or assets in Val Cor and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of Val Cor are fully authorized in the name of the Company or otherwise to take any and all such action.

                                   ARTICLE II

         2.1. Capitalization. The authorized shares of capital stock of Val Cor as of the Effective Date shall be [ ] shares of Common Stock, [ ] par value.

         2.2. By-Laws. The By-Laws of Val Cor as they exist immediately prior to the Effective Date shall be the By-Laws of Val Cor until later amended pursuant to Colorado law.

                                   ARTICLE III

         3.1. Manner of Converting Shares. Subject to the terms, conditions, and limitations set forth herein:

              (a) as soon after the Effective Date as shall be reasonable under the circum stances, Zions Bancorp will deliver to Zions First National Bank, a national banking association with its head office located in Salt Lake City, Utah ("Zions Bank"), as Escrow Agent pursuant to that certain Escrow Agreement to be entered into pursuant to section 1.10 of the Plan of Reorganization, 6,000 shares of Zions Bancorp Stock; and

              (b) upon surrender of his, her or its certificate or certificates, each holder of shares of Company Equity shall be entitled to receive, in exchange for each share of Company Equity held of record by such stockholder as of the Effective Date, that number of shares of Zions Bancorp Stock calculated by dividing the Consideration Number by the total number of shares of Company Equity that shall be issued and outstanding at the Effective Date.

              (c) As used in paragraph (b) of this section 3.1, the term "Consideration Number" means 251,225, except that if the Transaction Expenses (as hereinafter defined), determined on a pre-tax basis in accordance with generally accepted accounting principles,

                                      - 3 -


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exceed $100,000, then the "Consideration Number" shall be the difference between
251,225 and the number calculated by dividing such excess, net of any associated tax benefit, by $47.125. As used in the preceding sentence, "Transaction Expenses" are all expenses incurred from January 1, 1998 through the Effective Date with respect to attorneys, accountants, investment bankers, consultants, brokers and finders who will have rendered services to the Company or the Bank in connection with the transactions contemplated by this Agreement, it being agreed, however, that (i) the costs of any audit of the financial statements of the Company and the Bank as of December 31, 1997 and the year then ended which is required to be obtained to comply with requirements imposed by the Securities and Exchange Commission in connection with the registration of the stock to be used as consideration in connection with the Merger are not Transaction Expenses for purposes of the previous sentence, and (ii) if the matter set forth in
Schedule 3.1 attached hereto is finally resolved prior to the Effective Date and if the aggregate loss, cost, expense, liability, or damage incurred by the Company and its subsidiaries in connection with its final resolution is $282,750 or less, then the amount of such aggregate loss, cost, expense, liability, or damage shall not be Transaction Expenses for purposes of the previous sentence.

         3.2. No Fractional Shares. Zions Bancorp will not issue fractional shares of its stock. In lieu of fractional shares of Zions Bancorp Stock, if any, each holder of Company Equity who is entitled to a fractional share of Zions Bancorp Stock shall receive an amount of cash equal to the product of such fraction times $47.125. Such fractional share interest shall not include the right to vote or to receive dividends or any interest thereon.

         3.3. Dividends; Interest. No holder of Company Equity will be entitled to receive dividends on his, her, or its Zions Bancorp Stock until he, she, or it exchanges his, her, or its certificates representing Company Equity for Zions Bancorp Stock. Any dividends declared on Zions Bancorp Stock to holders of record on or after the Effective Date shall, with respect to stock to be delivered pursuant to this Agreement to holders of Company Equity who have not exchanged their certificates representing Company Equity for Zions Bancorp Stock, be paid to the Exchange Agent (as designated in Section 3.4 of this Agreement) and, upon receipt from a former holder of Company Equity of certificates representing shares of Company Equity, the Exchange Agent shall forward to such former holder of Company Equity (i) certificates representing his, her, or its shares of Zions Bancorp Stock, (ii) dividends declared thereon subse quent to the Effective Date (without interest) and (iii) the cash value of any fractional shares determined in accordance with Section 3.2 hereof.

         3.4.  Designation of Exchange Agent.

               (a) The parties of this Agreement hereby designate Zions First National Bank, a national banking association with its head office located in Salt Lake City, Utah ("Zions Bank") as Exchange Agent to effect the exchanges contemplated hereby.

               (b) Zions Bancorp will, promptly after the Effective Date, (i) issue and deliver to Zions Bank the share certificates representing shares of Zions Bancorp Stock and the cash to be paid to holders of Company Equity in accordance with this Agreement, and (ii) issue and deliver to Zions Bank the share certificates representing shares of Zions Bancorp Stock to be delivered to the Escrow Agent in accordance with this Agreement.

         3.5. Notice of Exchange. Promptly after the Effective Date, Zions Bank shall mail to each holder of one or more certificates formerly representing Company Equity except to such holders as shall have waived the notice required by this Section 3.5, a notice specifying the Effective Date and notifying such holder to surrender his, her, or its certificate or certificates to

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Zions Bank for exchange.  Such notice shall be mailed to holders by regular mail at their addresses on the records of the Company.

         3.6. Treatment of Stock Options. Each stock option to purchase Company Equity not exercised prior to the Effective Date shall automatically be canceled on and as of the Effective Date.

                                   ARTICLE IV

         4.1. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for the other counterpart.

         4.2. Section Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. Any reference to a "person" herein shall include an individual, firm, corpora tion, partnership, trust, government or political subdivision or agency or instrumentality thereof, association, unincorporated organization, or any other entity.

         4.3. Choice of Law and Venue. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Colorado, without giving effect to the principles of conflict of law thereof. The parties hereby designate Denver County, Colorado to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the State of Colorado. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

         4.4. Binding Agreement. This Agreement shall be binding upon the parties and their respective successors and assigns.

         4.5. Amendment. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement may be amended, supplemented, or interpreted at any time prior to the Effective Date by written instrument duly authorized and executed by each of the parties hereto, provided that this Agreement may not be amended after the action by shareholders of the Company in any respect that would prejudice the economic interests of such Company shareholders, or any of them, except as specifically provided herein or by like action of such shareholders.

         4.6. Termination.  This Agreement shall terminate and be abandoned upon
(i) termina tion of the Plan of Reorganization or (ii) the mutual consent of Val Cor and the Company at any time prior to the Effective Date, and there shall be no liability on the part of either of the parties hereto (or any of their respective officers or directors) except to the extent provided in the Plan of Reorganization.

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         IN WITNESS WHEREOF,  the parties have executed this Agreement as of the date first above written.

                                                VAL COR BANCORPORATION, INC.

Attest:                                         By:
       -------------------------------             -----------------------------
             Ray L. Nash                                  Gary S. Judd
       Chief Financial Officer                     President and Chief Executive
          and Secretary                                     Officer



                                                CITIZENS BANCO, INC.

Attest:                                         By:
       -------------------------------             -----------------------------
            Thomas M. Jones                             Donald K. Hogoboom
         Treasurer and Secretary                      Chairman and President

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----------------------------------
                                  )
State of Colorado                 )
                                  )    ss.
County of Denver                  )
                                  )
----------------------------------

         On this [______] day of [________], 1998, before me personally appeared Gary S. Judd, to me known to be the President and Chief Executive Officer of Val Cor Bancorporation, Inc., and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.



                                                  ------------------------------
                                                    Notary Public

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----------------------------------
                                  )
State of Colorado                 )
                                  )    ss.
                                  )
County of Adams                   )
                                  )
----------------------------------
         On this [______] day of [________], 1998, before me personally appeared Donald K. Hogoboom, to me known to be the Chairman and President of Citizens Banco, Inc., and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.



                                             ----------------------------------
                                                   Notary Public

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                                  SCHEDULE 3.1

ANY CLAIM ON BEHALF OF PROFESSIONAL BANK CONSULTANTS, INC. OR ALAN W. NOYES TO A FINDER'S FEE, BROKERAGE COMMISSION, OR COMPENSATION FOR FINANCIAL OR ADVISORY SERVICES IN CONNECTION WITH THE SALE OR MERGER OF CITIZENS BANCO, INC. OR ANY
          AFFILIATE TO OR WITH ZIONS BANCORPORATION OR ANY AFFILIATE.



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                                   EXHIBIT II

                              BANK MERGER AGREEMENT
                              ---------------------

                               AGREEMENT OF MERGER

         This Agreement of Merger is made and entered into as of [_______], 1998, between VECTRA BANK COLORADO, NATIONAL ASSOCIATION ("Vectra"), a national banking association organized under the laws of the United States, and CITIZENS BANK (the "Bank"), a banking corporation organized under the laws of the State of Colorado. Vectra and the Bank are hereinafter sometimes individually called a "Constituent Association" and collectively called the "Constituent Associations."

                                    RECITALS

         Vectra  is a  national  banking  association  duly  organized,  validly existing and in good standing under the laws of the United States. As of [_________], 1998, the authorized capital stock of Vectra consisted of
[___________] shares of Common Stock, $5.00 par value, of which [___________] shares were issued and outstanding; no shares of capital stock were held in its treasury on such date.

         The Bank is a banking corporation organized under the laws of the State of Colorado. As of [___________], 1998, the authorized capital stock of the Bank consisted of [_________] shares of Bank Common Stock, [_________] par value (the "Bank Common Stock"), of which [________] shares were issued and outstanding; no shares of capital stock were held in its treasury on such date.

         Vectra and the Bank have entered into an Agreement and Plan of Reorganization, dated August 12, 1998 (the "Plan of Reorganization"), setting forth certain representations, warranties, and agreements in connection with the transactions therein and herein contemplated, which contemplates the merger of the Bank with and into Vectra (the "Merger") in accordance with this Agreement of Merger (the "Agreement").

         The Boards of Directors of each of Vectra and the Bank deem the Merger advisable and in the best interests of each association and its stockholders. The Boards of Directors of each of Vectra and the Bank, by resolutions duly adopted, have approved the Plan of Reorganization. The Boards of Directors of each of Vectra and the Bank, by resolutions duly adopted, have approved this Agreement. The Boards of Directors of each of Vectra and the Bank have directed that this Agreement, and authorization for the transactions contemplated hereby, be submitted to stockholders of Vectra and the Bank respectively for approval.

         In   consideration  of  the  premises  and  the  mutual  covenants  and agreements herein contained and subject to the terms and conditions of the Agreement, the parties hereto hereby covenant and agree as follows:

                                    ARTICLE I

         1.1. Merger of the Bank into Vectra. The Bank shall be merged with and into Vectra on the date and at the time to be specified in the Articles of Merger to be filed with the Comptroller of the Currency pursuant to the National Bank Act (such date and time being referred to herein as the "Effective Date").

         1.2. Effect of the Merger. At the Effective Date:

                  (a) The Bank and Vectra shall be a single association, which shall be Vectra. Vectra is hereby designated as the surviving association in the Merger and is hereinafter some times called the "Surviving Association."

                  (b) The separate existence of the Bank shall cease.

                  (c) The currently outstanding [ ] shares of common stock of Vectra, each of $5.00 par value, will remain outstanding as shares of the $5.00 par value common stock of Vectra, and the holders of such stock shall retain their present rights.

                  (d) The shares of Bank Common Stock shall be canceled.

                  (e) The Surviving Association shall have all the rights, privileges, immunities, and powers and shall assume and be subject to all the duties and liabilities of a national banking association organized under the National Bank Act.

                  (f) The Surviving  Association  shall thereupon and thereafter possess all of the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of the Constituent Associations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest of and belonging to or due to each of the Constituent Associations shall be taken and deemed to be transferred to and vested in the Surviving Association without further act or deed; and the title to any real estate, or any interest therein, vested in either of the Constituent Associations shall not revert or be in any way impaired by reason of the Merger.

                  (g) The Surviving Association shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Associations; and any claim existing or action or proceeding pending by or against either of the Constituent Associations may be prosecuted as if the Merger had not taken place, or the Surviving Association may be substituted in its place. The Surviving Association expressly assumes and agrees to perform all of the liabilities and obligations of the Bank. Neither the rights of creditors nor any liens upon the property of either Constituent Association shall be impaired by the Merger.

                  (h) The name of the Surviving Association shall be "Vectra Bank Colorado, National Association."

                  (i) The Articles of Association of Vectra as they exist immediately prior to the Effective Date shall be the Articles of Association of the Surviving Association until later amended pursuant to the laws of the United States.

                  (j) The By-Laws of Vectra as they exist immediately prior to the Effective Date shall be the By-Laws of Vectra until later amended pursuant to the laws of the United States.

         1.3.  Acts to Carry Out This Merger Plan.

                  (a) The Bank and its proper officers and directors shall and will do all such acts and things as may be necessary or proper to vest, perfect, or confirm title to such property or rights in Vectra and otherwise to carry out the purposes of this Agreement.

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                  (b) If, at any time after the  Effective  Date,  Vectra  shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect, or confirm, of record or otherwise, in Vectra its right, title, or interest in or under any of the rights, properties, or assets of the Bank acquired or to be acquired by Vectra as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, the Bank and its proper officers and directors shall be deemed to have granted to Vectra an irrevocable power of attorney to execute and deliver all such proper deeds, assign ments, and assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of such rights, properties, or assets in Vectra and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of Vectra are fully authorized in the name of the Bank or otherwise to take any and all such action.

                                   ARTICLE II

         2.1. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for the other counterpart.

         2.2. Section Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, government or political subdivision or agency or instrumentality thereof, association, unincorporated organization, or any other entity.

         2.3. Choice of Law and Venue. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Colorado, without giving effect to the principles of conflict of law thereof. The parties hereby designate Denver County, Colorado to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the State of Colorado. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

         2.4. Binding Agreement. This Agreement shall be binding upon the parties and their respective successors and assigns.

         2.5. Amendment. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement may be amended, supplemented, or interpreted at any time prior to the Effective Date by written instrument duly authorized and executed by each of the parties hereto.

         2.6. Termination.  This Agreement shall terminate and be abandoned upon
(i) termination of the Plan of Reorganization or (ii) the mutual consent of Vectra and the Bank at any time prior to the Effective Date, and there shall be no liability on the part of either of the parties hereto (or any of their respective officers or directors) except to the extent provided in the Plan of Reorganization.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         VECTRA BANK COLORADO, NATIONAL
                                         ASSOCIATION

Attest:                                  By:
       ----------------------------         ------------------------------------
             Ray L. Nash                               Gary S. Judd
       Chief Financial Officer                 President and Chief Executive
          and Secretary                                Officer




                                         CITIZENS BANK



Attest:                                  By:
       ----------------------------         ------------------------------------
                                                      Thomas M. Jones
                                                         President

----------------------------------
                                  )
State of Colorado                 )
                                  )    ss.
                                  )
County of Denver                  )
                                  )
----------------------------------
         On this [______] day of [________], 1998, before me personally appeared Gary S. Judd, to me known to be the President and Chief Executive Officer of Vectra Bank Colorado, National Association, and acknowledged said instrument to be the free and voluntary act and deed of said association, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said association.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.




                                           ------------------------------------
                                                   Notary Public

----------------------------------
                                  )
State of Colorado                 )
                                  )    ss.
                                  )
County of Adams                   )
                                  )
----------------------------------
         On this [______] day of [________], 1998, before me personally appeared Thomas M. Jones, to me known to be the president of Citizens Bank, and acknowledged said instrument to be the free and voluntary act and deed of said association, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said association.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.




                                                  -----------------------------
                                                       Notary Public

                                   EXHIBIT III

                                VOTING AGREEMENT

                                 August 12, 1998


Zions Bancorporation
One South Main, Suite 1380
Salt Lake City, Utah  84111

Mesdames and Gentlemen:

         The undersigned understands that Zions Bancorporation ("Zions Bancorp") is about to enter into an Agreement and Plan of Reorganization with Citizens Banco, Inc. (the "Company") (the "Agreement"). The Agreement provides for the merger of the Company with and into Val Cor Bancorporation, Inc., a wholly-owned subsidiary of Zions Bancorp (the "Merger") and the conversion of outstanding shares of Class A Common Stock and Class B Common Stock of the Company (the "Company Equity") into Zions Bancorp Common Stock and cash in lieu of fractional shares in accordance with the formula therein set forth.

         In order to induce Zions Bancorp to enter into the Agreement, and intending to be legally bound hereby, the undersigned, subject to the conditions hereinafter stated, represents, warrants, and agrees that at the Company Shareholders' Meeting contemplated by Section 3.1 of the Agreement and Plan of Reorganization (the "Meeting"), and any adjournment thereof, the under signed will, in person or by proxy, vote or cause to be voted in favor of the Agreement and the Merger the shares of Company Equity beneficially owned by the undersigned individually or, to the extent of the undersigned's proportionate voting interest, jointly with other persons, as well as, to the extent of the undersigned's proportionate voting interest, any other shares of Company Equity over which the undersigned may hereafter acquire beneficial ownership in such capacities (collectively, the "Shares"). Subject to the final paragraph of this agreement, the undersigned further agrees that he will use his best efforts to cause any other shares of Company Equity over which he has or shares voting power to be voted in favor of the Agreement and the Merger.

         The undersigned further represents, warrants, and agrees that beginning upon the authorization and execution of the Agreement by the Company until the earlier of (i) the consummation of the Merger or (ii) the termination of the Agreement in accordance with its terms, the undersigned will not, directly or indirectly:

         (a) vote any of the Shares, or cause or permit any of the Shares to be voted, in favor of any other sale of control, merger, consolidation, plan of liquidation, sale of assets, reclassification, or other transaction involving the Company or any of its subsidiaries which would have the effect of assisting or facilitating the acquisition of control by any person other than Zions Bancorp or an affiliate thereof over the Company or any substantial portion of its assets or assisting or facilitating the acquisition of control by any person other than Zions Bancorp or an affiliate, or the Company or a wholly-owned subsidiary of the Company, of any subsidiary of the Company or any substantial portion of its assets. As used herein, the term "control" means (1) the ability to direct the voting of 10 percent or more of the outstanding voting securities of a person having ordinary voting power in the election of directors or in the election of any other body having similar functions or (2) the ability to direct the management

Zions Bancorporation
August 12, 1998
Page 2

and policies of a person, whether through ownership of securities, through any contract, arrangement, or understanding or otherwise.

         (b) voluntarily sell or otherwise transfer any of the Shares, or cause or permit any of the Shares to be sold or otherwise transferred (i) pursuant to any tender offer, exchange offer, or similar proposal made by any person other than Zions Bancorp or an affiliate thereof, (ii) to any person seeking to obtain control (as the term "control" is defined in paragraph (a), above) of the Company, any of its subsidiaries or any substantial portion of the assets of the Company or any subsidiary thereof or to any other person (other than Zions Bancorp or an affiliate thereof) under circumstances where such sale or transfer may reasonably be expected to assist a person seeking to obtain such control,
(iii) for the purpose of avoiding the obligations of the undersigned under this agreement, or (iv) to any transferee unless such transferee expressly agrees in writing to be bound by the terms of this agreement in all events.

         It is understood and agreed that this agreement relates solely to the capacity of the undersigned as a shareholder or other beneficial owner of the Shares and does not prohibit the undersigned, if a member of the Board of Directors of the Company or a member of the Board of Directors of Citizens Bank, from acting, in his or her capacity as a director, as the undersigned may determine to be appropriate in light of the obligations of the undersigned as a director. It is further understood and agreed that the term "Shares" shall not include any securities beneficially owned by the undersigned as a trustee or fiduciary for another (unless such other person is affiliated with the undersigned or is bound by an agreement with Zions Bancorp substantially similar to this agreement), and that this agreement is not in any way intended to affect the exercise by the undersigned of the undersigned's fiduciary responsibility in respect of any such securities.

                                                     Very truly yours,



                                                     ---------------------------


Accepted and Agreed to:
ZIONS BANCORPORATION

By:
   --------------------------------------------
Title:
      -----------------------------------------

Zions Bancorporation
August 12, 1998
Page 3

Name of Shareholder:

             Shares of Class A Common Stock and Class B Common Stock
                   of Citizens Banco, Inc. Beneficially Owned
                              As of August 12, 1998

  Name(s) of                                                         Class and Number
Record Owner(s)          Beneficial Ownership (1)/                       of Shares
--------------           -----------------------                     ------------------


                  For purposes of this Agreement, shares are beneficially owned by the shareholder named above if held in any capacity other than a fiduciary capacity (other than a revocable living trust and other than a fiduciary capacity on behalf of a person who is affiliated with the shareholder or is bound by an agree ment with Zions Bancorp substantially similar to this agreement) and if the shareholder named above has the power (alone or, in the case of shares held jointly with his or her spouse, together with his or her spouse) to direct the voting of such shares.

                                   EXHIBIT IV

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT made as of the twelfth day of August, 1998, among ZIONS BANCORPORATION ("Zions Bancorp"), a Utah corporation having its principal office in Salt Lake City, Utah, CITIZENS BANCO, INC., a Colorado corporation having its principal office in Westminster, Colorado (the "Company"), and ZIONS FIRST NATIONAL BANK, a national banking association having its head office in Salt Lake City, Utah (the "Escrow Agent")

                          W I T N E S S E T H T H A T :

         WHEREAS, Zions Bancorp, Val Cor Bancorporation, Inc. ("Val Cor"), Vectra Bank Colorado, National Association ("Vectra"), the Company, and Citizens Bank have this day executed an Agreement and Plan of Reorganization (the "Plan of Reorganization") under which the Company would merge with and into Val Cor (the "Holding Company Merger") and equity holders of the Company (the "Equity Holders") would receive shares of the common stock of Zions Bancorp, no par value per share ("Zions Bancorp Stock"), and cash in lieu of fractional shares, as more particularly described in the Plan of Reorganization;

         WHEREAS, Zions Bancorp and the Company (the "Principals") desire that the Escrow Agent hold certain shares of Zions Bancorp Stock to be issued in the Holding Company Merger, under terms and conditions described herein, pending the disposition of a certain existing contingency that is likely to continue to exist at the effective date of the Holding Company Merger (the "Effective Date"); and

         WHEREAS, the Escrow Agent has agreed to act as escrow agent on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and in the Plan of Reorganization and other good and lawful consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.       ESCROWED PROPERTY

         As used in this Agreement, "Escrowed Property" refers to 6,000 shares of Zions Bancorp Stock, to be initially registered in the name of the Escrow Agent as escrow agent, which shall have been transferred by Zions Bancorp to the Escrow Agent, together with such other property as shall become Escrowed Property as provided in Section 3 hereof, and reduced as provided in paragraph
(c) of section 2.2 of this Agreement or elsewhere herein.

2.       MANNER OF DISTRIBUTING ESCROWED PROPERTY

         2.1.  Contingency.  The Principals acknowledge and agree as follows:

                  (a) The sole purpose of the escrow established through this Agreement is to provide a means for the disposition of a certain existing contingency that is likely to continue to exist at the Effective Date and which is described on Schedule A to this Agreement (the "Contingency").

                  (b) The costs to be absorbed by recourse to the Escrowed Property (herein after the "Losses" and each individually a "Loss") include and are expressly limited to any loss, cost, expense, liability, or damage, including court costs and such counsel fees as are incurred and as may be assessed by a court or arbitrator, assessed against or borne by Zions Bancorp or any of its subsidiaries or the Company or any of its subsidiaries as a result of one or more adverse judgments rendered against it by a court or arbitrator, or paid or to be paid in settlement of an action or proceeding before a court or arbitrator, as a result of or otherwise relating to actions of the Company or any of its subsidiaries or any of the directors, officers, employees, or agents of any of them which occurred prior to the Effective Date and which relate to the Contingency; provided that solely for purposes of section 2.2(b) of this Agreement, if the Contingency is finally resolved and if the aggregate loss, cost, expense, liability, or damage incurred by the Company and its subsidiaries in connection with its final resolution is $5,000 or less, the Company and its subsidiaries shall be deemed to have incurred no Loss.

                  (c) To the extent that recourse to the Escrowed Property is not needed to absorb Losses, the remaining Escrowed Property is to be released pursuant to, and subject to the terms and conditions of, this Agreement to those persons who, immediately prior to the Effective Date, were equity holders of the Company.

         2.2.  Disposition of Contingency.

                  (a) On the Effective Date, the Principals shall provide written notice to the Escrow Agent of the Effective Date.

                  (b) In the event that prior to the Effective Date the Principals shall deliver to the Escrow Agent joint written instructions to the effect that the Contingency has been finally resolved without Loss to the Company and its subsidiaries taken as a whole, the Escrow Agent upon receipt of the Escrowed Property shall deliver the Escrowed Property to Zions Bank as Exchange Agent under the Plan of Reorganization for distribution as provided in section 1.2(b) of the Plan of Reorganization, subject to the other terms and conditions of the Plan of Reorganization.

                  (c) In all other cases, in the event of any one or more Loss or Losses, Zions Bancorp and (before the Effective Date) the Company or (after the Effective Date) the Agent for Equity Holders (as designated pursuant to section 4.1 of this Agreement) in each event shall deliver notice of the amount of such Loss or Losses to the Escrow Agent. On the fifth business day after its receipt of such any notice, the Escrow Agent shall redeliver to Zions Bancorp Escrowed Property with a value equal to the Loss or Losses enumerated in such notice.

                  (d) On the earlier of (i) the fifth business day after the Principals shall deliver to the Escrow Agent joint written instructions to the effect that the Contingency has been finally resolved and that Losses to be absorbed by recourse to the Escrowed Property have been so absorbed (to the extent of the lesser of the amount of such Losses or the value of the Escrowed Property) or (ii) the fifth business day after the third anniversary of the Effective Date, the Escrow Agent shall deliver the remaining Escrowed Property to Zions Bank as Exchange Agent under the Plan of Reorganization for distribution as provided in section 1.2(b) of the Plan of Reorganization, subject to the other terms and conditions of the Plan of Reorganization.

         2.3. Valuation of Zions Bancorp Stock. If the Escrow Agent shall redeliver shares of Zions Bancorp Stock to Zions Bancorp pursuant to section 2.2(c) of this Agreement, such shares shall be valued for such purposes at $47.125 per share. All prices under this Section 2.3 shall be appropriately adjusted to account for stock dividends, split-ups, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like in accordance with instructions to be provided to the Escrow Agent by Zions Bancorp.

         2.4.  Settlement of Contingency; Litigation Counsel.

                  (a) Until the Effective Date without the consent of Zions Bancorp, which consent shall not unreasonably be withheld, the Company shall not enter into, and shall not permit Citizens Bank to enter into, any settlement agreement with respect to the Contingency which would cause aggregate Losses to exceed the value of the Escrowed Property.

                  (b) Following the Effective Date without the consent of the Agent for Equity Holders, which consent shall not unreasonably be withheld, Zions Bancorp shall not enter into, and shall not permit Val Cor or Vectra to enter into, any settlement agreement with respect to the Contingency.

                  (c) Following the Effective Date Zions Bancorp shall not incur, and shall not permit Val Cor or Vectra to incur, any counsel fees in connection with litigation with respect to the Contingency unless the identity of counsel is acceptable to the Agent for Equity Holders, consent to whose identity shall not unreasonably be withheld.

3.       CONDITIONS OF ESCROW

         3.1. Dividends. Cash dividends, stock dividends, and shares resulting from stock splits, in respect of shares held as Escrowed Property, shall be added to the Escrowed Property as received and held thereafter by the Escrow Agent subject to the provisions of this Agreement. Any cash held by the Escrow Agent shall be invested pursuant to written instructions provided by Zions Bancorp.

         3.2. Voting Rights. After the Effective Date, as nearly as practicable to do so the Escrow Agent shall endeavor to vote each share of Zions Bancorp Stock which constitutes Escrowed Property in a manner consistent with directions, if any, received from the Equity Holder who would be entitled to have such shares distributed to him, her, or it under section 2.2(d) of this Agreement or, in the absence of such direction, as permitted by law.

         3.3. Fees and Expenses. The fees and expenses of the Escrow Agent hereunder shall be assessed against the Escrowed Property.

4.       AGENT FOR EQUITY HOLDERS

         4.1. Designation of Agent for Equity Holders. The Company hereby designates Donald K. Hogoboom ("Hogoboom") to be the Agent for Equity Holders for purposes of this Agreement. In the event that Hogoboom should be or become unable or unwilling to serve as Agent for Equity Holders, the successor Agent for Equity Holders shall be whoever is either (a) designated as such by Equity Holders holding interests in a majority of the Escrowed Property or (b) elected to serve as such at a meeting of Equity Holders convened pursuant to written notice mailed to all Equity Holders not less than ten days in advance of such meeting, stating the purpose of the meeting, by a vote of Equity Holders holding interests in a majority of the Escrowed Property represented at such meeting. The costs associated with noticing and convening such meeting shall be charged against the Escrowed Property.

         4.2. Responsibilities of Agent for Equity Holders. The Agent for Equity Holders designated herein shall have full authority from and on behalf of the Company and the Equity

Holders and each of them to give written notices and written instructions to the Escrow Agent with regard to matters within the scope of the responsibilities of the Escrow Agent.

5.       LIMITATIONS

         5.1   Holding of Escrowed Property.

                  (a) The Escrow Agent agrees to hold all of the Escrowed Property in escrow subject to the terms and conditions contained in this Agreement.

                  (b) To the extent needed to fund cash payments that are required or permitted to be made from the Escrowed Property under the terms of this Agreement, or as jointly instructed in writing by Zions Bancorp and the Agent for Equity Holders, the Escrow Agent may liquidate shares of Zions Bancorp Stock held as Escrowed Property, by selling such shares in broker's transactions on the open market, at any time, provided that no such sales may commence until after the Escrow Agent has received written notification from Zions Bancorp and the Agent for Equity Holders that results covering at least thirty (30) days of combined operations of Zions Bancorp and the Company after the Holding Company Merger have been published by Zions Bancorp within the meaning of section 201.01 of the Codification of Financial Reporting Policies of the Securities and Exchange Commission.

         5.2 No Constructive Notice. The Escrow Agent shall not be deemed to have knowledge of any matter or thing unless and until the Escrow Agent has actually received written notice of such matter or thing, and the Escrow Agent shall not be charged with any constructive notice whatsoever.

         5.3 Expenses. In the event instructions received by the Escrow Agent would require the Escrow Agent to expend any monies or to incur any cost the expenditure or incurrence of which cannot be satisfied from the Escrowed Property, the Escrow Agent shall be entitled to refrain from taking any action until it receives payment for such costs.

         5.4 Non-Exclusivity. The Principals acknowledge and agree that nothing in this Ag reement shall prohibit the Escrow Agent from serving in a similar capacity on behalf of others.

         5.5      Conflicting Instructions.

                  (a) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims, or demands from Zions Bancorp, the Company, the Agent for Equity Holders, or third persons with respect to the Escrowed Property or any other sums or things which may be held hereunder, which in its sole opinion are in conflict with any provision of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by Zions Bancorp, the Company, the Agent for Equity Holders, and said third persons, if any, or by a final order or judgment of a court or arbitrator of competent jurisdiction.

                  (b) If the Escrow Agent shall be unable at any time to determine from this Agree ment to whom any portion or all of the Escrowed Property should be delivered, the Escrow Agent may issue to Zions Bancorp and (before the Effective Date) the Company or (after the Effective Date) the Agent for Equity Holders a written request for joint written instructions as to delivery of such Escrowed Property. If the Escrow Agent shall not receive, within twenty days after the Escrow Agent has issued the written request for instructions, joint written instructions sufficient in the sole discretion of the Escrow Agent, then the Escrow Agent shall be entitled to either (i) interplead the Escrowed Property at issue into a court of competent jurisdiction and name Zions Bancorp and the Equity Holders as defendants, and then the Escrow Agent shall be discharged of any obligations in connection with such Escrowed Property, or (ii) submit the matter for final determination by arbitration as provided in Section 18.1 hereof.

         5.6 Reliance of Escrow Agent. The Escrow Agent shall be protected in acting upon any notice, request, waiver, consent, receipt or other paper or document received from Zions Bancorp, the Company, or the Agent for Equity Holders and believed by the Escrow Agent to be genuine. The Escrow Agent shall be under no duty or obligation to ascertain the identity, authority and/or rights of any person submitting instructions to the Escrow Agent in accordance with the Escrow Agreement.

6.       LIABILITY OF ESCROW AGENT

         It is agreed that the duties of the Escrow Agent are solely to hold in escrow the Escrowed Property pursuant to this Agreement and shall be expressly limited to the safe keeping of the Escrowed Property, and for the disposition of same, in accordance with this Agreement, and that the Escrow Agent shall not be liable for any act or omission except acts and omissions that constitute gross negligence or willful misconduct.

7.       DISPUTES

         7.1 Litigation. In the event the Escrow Agent is joined as a party to a lawsuit by virtue of the fact that it is holding the Escrowed Property, the Escrow Agent shall, at its option, either (1) tender the Escrowed Property or, at its option, the disputed portion thereof, to the registry of the appropriate court or (2) disburse the Escrowed Property in accordance with the court's ultimate disposition of the case.

         7.2 Release from Liability. In the event the Escrow Agent tenders all or a portion of the Escrowed Property to the registry of the appropriate court and files an action of interpleader naming the Equity Holders and any affected third parties of whom the Escrow Agent has received actual notice, the Escrow Agent shall be released and relieved from any and all further obligation and liability hereunder or in connection herewith.

8.       TERM OF AGREEMENT

         8.1 Termination. This Agreement shall remain in effect until it is terminated in any of the following manners:

                  (a) Upon written notice given by Zions Bancorp and (before the Effective Date) the Company or (after the Effective Date) the Agent for Equity Holders of cancellation of designation of the Escrow Agent to act and serve in said capacity, in which event cancellation shall take effect no earlier than three (3) days after notice to the Escrow Agent of such cancellation; or

                  (b) The Escrow Agent may resign as escrow agent at any time upon giving notice to Zions Bancorp and (before the Effective Date) the Company or (after the Effective Date) the Agent for Equity Holders of its desire to so resign; provided, however, that resignation of the Escrow Agent shall take effect no earlier than thirty (30) days after the giving of notice of resignation; or

                  (c) Upon compliance with all provisions as set forth in this agreement.

         8.2 Disposition Upon Termination. Upon termination of the duties of the Escrow Agent in either manner set forth in subsection (a) or (b) of Section 8.1, the Escrow Agent shall deliver all of the Escrowed Property to the newly appointed escrow agent designated by Zions Bancorp and (before the Effective
Date) the Company and (after the Effective Date) the Agent for Equity Holders, and, except for rights of the Escrow Agent specified in Section 7.1 of this Agreement, the Escrow Agent shall not otherwise have the right to withhold Escrowed Property from said newly appointed escrow agent.

         8.3 Modification of Agreement. The Escrow Agent shall not be bound by any modification, cancellation, or rescission of this Agreement unless in writing and signed by Zions Bancorp and the Escrow Agent and (before the Effective Date) the Company or (after the Effective Date) the Agent for Equity Holders. In no event shall any modification of this Agree ment, which shall affect the rights or duties of the Escrow Agent, be binding on the Escrow Agent unless it shall have given its prior written consent.

9.       COSTS AND EXPENSES

         The Escrow Agent shall receive reasonable compensation for its services hereunder. Such expenses incurred by the Escrow Agent in the exercise of the responsibilities hereunder, including, without limitation, costs related to any interpleader action and costs reasonably incurred in defense of any action which arises out of the exercise of its responsibilities hereunder (unless the Escrow Agent shall have acted in a grossly negligent manner or in a manner constituting willful misconduct), shall be charged against the Escrowed Property.

10.      NOTICES

         All notices, consents, waivers, or other communications which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each party as follows:

If to Zions Bancorp:

           Zions Bancorporation
           One South Main, Suite 1380
           Salt Lake City, Utah  84111

           Attention:           Mr. Dale M. Gibbons
                                Executive Vice President and Secretary

With a required copy to:

           Brian D. Alprin, Esq.
           Duane, Morris & Heckscher LLP
           1667 K Street, N.W., Suite 700
           Washington, D.C.  20006

If to the Company:

           Citizens Banco, Inc.
           3300 West 72nd Avenue

           Westminster, Colorado 80030-5300

           Attention:           Mr. Donald K. Hogoboom
                                Chairman and President

With a required copy to:

           Tennyson W. Grebenar, Esq.
           Rothgerber, Johnson & Lyons LLP
           One Tabor Center, Suite 3300
           1200 Seventeenth Street
           Denver, Colorado  80202-5839

If to the Agent for Equity Holders:

           Mr. Donald K. Hogoboom
           [                                ]
           [                                ]

With a required copy to:

           Tennyson W. Grebenar, Esq.
           Rothgerber, Johnson & Lyons LLP
           One Tabor Center, Suite 3300
           1200 Seventeenth Street
           Denver, Colorado  80202-5839

If to the Escrow Agent:

           Zions First National Bank
           600 Seventeenth Street, Suite 930 South

           Denver, Colorado  80202

           Attention:           Mr. Bruce Lewis

           All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

11.      CHOICE OF LAW AND VENUE

         This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Colorado, without giving effect to the principles of conflict of law thereof. The parties hereby designate Denver County, Colorado to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the state of Colorado. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

12.      CUMULATIVE RIGHTS

         No right, power, or remedy conferred upon the Escrow Agent by this Agreement is exclusive of any other right, power, or remedy, but each and every such right, power, or remedy shall be cumulative and concurrent and shall be in addition to any other right, power, or remedy the Escrow Agent may have under this Agreement or now or hereafter existing at law, in equity, or by statute, and the exercise of one right, power, or remedy by the Escrow Agent shall not be construed or considered as a waiver of any other right, power, or remedy.

13.      BINDING AGREEMENT; INTENDED BENEFICIARIES

         This Agreement shall be binding upon the parties hereto and their respective successors and assigns. The Parties intend the equity holders of the Company immediately before the Effective Date to be beneficiaries of this Agreement. Nothing in this Agreement express or implied is intended or shall be construed to confer upon or to give any person, other than the Parties, the equity holders of the Company, and the Escrow Agent any rights or remedies under or by reason of this Agreement.

14.      HEADINGS

         The headings of the sections of this Agreement are for convenient reference only and they shall not limit or otherwise affect the interpretation or effect of any term or provision hereof.

15.      SEVERABILITY

         The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

16.      COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original and become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party.

17.      COUNSEL FOR ESCROW AGENT

         In regard of all matters pertaining to this Agreement, the Escrow Agent shall be entitled to retain counsel of its own choosing and to rely on the advice of such counsel in such matters.

18.      ARBITRATION.

         18.1 Instructions to Escrow Agent. Zions Bancorp and (before the Effective Date) the Company or (after the Effective Date) the Agent for Equity Holders shall, each at the request of the other, from time to time consult and cooperate with each other in the giving of joint written instructions to the Escrow Agent for the delivery from the Escrowed Property of shares of Zions

Bancorp Stock as herein provided and shall use their best efforts to effectuate the purposes of this Agreement in a fair and responsible manner. If at any time during the period of the escrow Zions Bancorp and the Company or (before the Effective Date) the Company or (after the Effective Date) the Agent for Equity Holders shall not be able, for a period of seven days, to concur upon joint written instructions to the Escrow Agent, their differences shall, at the request of either of them, at the expiration of such number of days, be submitted for final determination to arbitration in accordance with Section 18.3 hereof.

         18.2 Other Disputes. Other disputes between or among Zions Bancorp and (before the Effective Date) the Company or (after the Effective Date) the Agent for Equity Holders which relate to the matters addressed by the provisions of this Agreement shall be submitted for final determination to arbitration as provided in Section 18.3 hereof.

         18.3     Arbitration Proceedings.

                  (a) Disputes shall be referred to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A dispute subject to the provisions of this section will exist if a party notifies the other parties in writing that a dispute subject to arbitration exists and states, with reasonable specificity, the issue subject to arbitration (the "Arbitration Notice"). The parties agree that, after the issuance of the Arbitration Notice, the parties will try in good faith to resolve the dispute by mediation in accordance with the Commercial Rules of Arbitration of AAA between the date of the issuance of the Arbitration Notice and the date the dispute is set for arbitration. If the dispute is not settled by the date set for arbitration, then any controversy or claim arising out of this Agreement or the breach hereof shall be resolved by binding arbitration and judgment upon any award rendered by arbitrator(s) may be entered in a court having jurisdiction. Any person serving as a mediator or arbitrator must have at least ten years' experience in resolving commercial disputes through arbitration. In the event any claim or dispute involves an amount in excess of $100,000, either party may request that the matter be heard by a panel of three arbitrators; otherwise all matters subject to arbitration shall be heard and resolved by a single arbitrator. The arbitrator shall have the same power to compel the attendance of witnesses and to order the production of documents or other materials and to enforce discovery as could be exercised by a United States District Court judge sitting in the District of Colorado. In the event of any arbitration, each party shall have a reasonable right to conduct discovery to the same extent permitted by the Federal Rules of Civil Procedure, provided that such discovery shall be concluded within ninety days after the date the matter is set for arbitration. Any provision in this Agreement to the contrary notwithstanding, this section shall be governed by the Federal Arbitration Act and the parties have entered into this Agreement pursuant to such Act.

                  (b) The costs of arbitration shall be assessed against the Escrowed Property or a party as determined by the arbitrator. The decision of the arbitrator, resulting from any such arbitration, shall be final and binding upon Zions Bancorp and the Equity Holders, on whose behalf the Escrow Agent shall immediately be instructed in writing in accordance therewith or, in the event of failure to be so instructed, the Escrow Agent may rely upon written instructions signed by the arbitrator.

19.      DEFINITIONS

         Capitalized terms not defined herein shall be defined according to definitions in the Plan of Reorganization.

20.      INTEGRATION

         This instrument is the entire agreement of the parties hereto. The Escrow Agent shall have no duty to know or determine the performance or nonperformance of any provision of any agreement between or with the other parties hereto, and the original copy or a copy of any such agreement deposited with the Escrow Agent shall not bind it in any manner. The Escrow Agent assumes no responsibility for the validity or sufficiency of any documents or papers or payments deposited or called for hereunder except as may be expressly and specifically set forth in the Escrow Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                               ZIONS BANCORPORATION




Attest:                                        By:
       -------------------------------------       ----------------------------
            Jennifer R. Jolley                           Dale M. Gibbons
           Assistant Secretary                      Executive Vice President,
                                                   Chief Financial Officer and
                                                            Secretary




                                               CITIZENS BANCO, INC.

Attest:                                        By:
       -------------------------------------       ----------------------------
                     Thomas M. Jones                  Donald K. Hogoboom
                Treasurer and Secretary             Chairman and President



                                               ZIONS FIRST NATIONAL BANK

Attest:                                        By:
       -------------------------------------       ----------------------------
                                                         Peter K. Ellison
                                                     Executive Vice President

The undersigned hereby consents to serve as Agent for Equity Holders hereunder and to discharge the responsibilities allocated to the Agent for Equity Holders hereunder (including without limitation sections 18.1 and 18.2 hereunder) with due care and in a fair and responsible manner.



                                                  ------------------------------
                                                       DONALD K. HOGOBOOM


Witness:
        -----------------------------

                                   SCHEDULE A

ANY CLAIM ON BEHALF OF PROFESSIONAL BANK CONSULTANTS, INC. OR ALAN W. NOYES TO A FINDER'S FEE, BROKERAGE COMMISSION, OR COMPENSATION FOR FINANCIAL OR ADVISORY SERVICES IN CONNECTION WITH THE SALE OR MERGER OF CITIZENS BANCO, INC. OR ANY AFFILIATE TO OR WITH ZIONS BANCORPORATION OR ANY AFFILIATE.

                                    EXHIBIT V

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "Agreement") made and entered into this [________] day of [_______], 1998, by and between THOMAS M. JONES ("Executive") and VECTRA BANK COLORADO, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States ("Resulting Bank")

                          W I T N E S S E T H T H A T :

         WHEREAS, the Agreement and Plan of Reorganization (the "Plan") dated as of August 12, 1998 by and among Zions Bancorporation, a Utah corporation having its principal office in Salt Lake City, Utah ("Zions Bancorp"), Val Cor Bancorporation, Inc., a Colorado corporation having its principal office in Denver, Colorado, Resulting Bank, Citizens Banco, Inc., a Colorado corporation having its principal office in Westminster, Colorado, and Citizens Bank, a banking corporation organized under the laws of the State of Colorado (the "Bank"), provides that the Bank will be merged with and into Resulting Bank;

         WHEREAS,  Executive is  President  and Chief  Executive  Officer of the
Bank;

         WHEREAS, Resulting Bank desires to secure the employment of Executive upon consummation of the transactions contemplated in the Plan;

         WHEREAS, Executive is desirous of entering into the Agreement for such periods and upon the terms and conditions set forth herein; and

         WHEREAS, to assist in achieving the objectives of the transactions described in the Plan, section 4.9 of the Plan contemplates that Executive will enter into an employment agreement as a condition to the consummation of the transactions described therein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agree ments hereinafter set forth, the parties agree as follows:

         1.       Employment; Responsibilities and Duties.

         (a) Resulting Bank hereby agrees to employ Executive, and Executive hereby agrees to serve as [ ] of Resulting Bank and of any depository institution which is successor-in-interest thereto ("Resulting Bank" hereafter to include any depository institution which is successor-in-interest thereto) during the Term of Employment. Executive shall have primary management responsibility for lending, deposit gathering, and other banking activities of Resulting Bank within the community formerly served by the Bank and shall have such other duties, responsibilities, and authority as shall be set forth in the bylaws of Resulting Bank on the date of this Agreement or as may otherwise be determined by Resulting Bank.

         (b) Executive shall devote his full working time and best efforts to the performance of his responsibilities and duties hereunder and to the retention of the customer relationships to which the Bank has been a party prior to the date of this Agreement. During the Term of Employment, Executive shall not, without the prior written consent of the president or chief executive officer of Resulting Bank, render services as an employee, independent contractor, or otherwise, whether or not compensated, to any person or entity other than Resulting Bank or its affiliates; provided that Executive may, where involvement in such activities does not individually or in the aggregate significantly interfere with the performance by Executive of his duties or violate the provisions of section 4 hereof, (i) render services to charitable organizations, (ii) manage his personal investments, and (iii) with the prior permission of the president or chief executive officer of Resulting Bank, hold such other directorships or part-time academic appointments or have such other business affiliations as would otherwise be prohibited under this section 1.

         2.       Term of Employment.

         (a) The term of this Agreement ("Term of Employment") shall be the period com mencing on the date as of which this Agreement has been executed (the "Commencement Date") and continuing until the Termination Date, which shall mean the earliest to occur of:

                  (i) the third anniversary of the Commencement Date, unless the Term of Employment shall be extended by mutual written agreement of Executive and Resulting Bank;

                  (ii)   the death of Executive;

                  (iii) Executive's inability to perform his duties hereunder, as a result of physical or mental disability as reasonably determined by the personal physician of Executive, for a period of at least 180 consecutive days or for at least 180 days during any period of twelve consecutive months during the Term of Employment; or

                  (iv) the discharge of Executive by Resulting Bank "for cause," which shall mean one or more of the following:

                         (A) any willful or gross  misconduct by Executive  with
respect to the business and affairs of Resulting Bank, or with respect to any of its affiliates for which Executive is assigned material responsibilities or duties;

                         (B) the  conviction of Executive of a felony (after the
earlier of the expiration of any applicable appeal period without perfection of an appeal by Executive or the denial of any appeal as to which no further appeal or review is available to Executive) whether or not committed in the course of his employment by Resulting Bank;

                         (C) Executive's willful neglect, failure, or refusal to
carry out his duties hereunder in a reasonable manner; or

                         (D) the breach by  Executive of any  representation  or
warranty in section 6(a) hereof or of any agreement contained in section 1, 4, 5, or 6(b) hereof, which breach is material and adverse to Resulting Bank or any of its affiliates for which Executive is assigned material responsibilities or duties; or

                  (v)  Executive's   resignation  from  his  position  as [_____
________] of Resulting Bank; or

                  (vi) the termination of Executive's employment by Resulting Bank "without cause," which shall be for any reason other than those set forth in subsections (i), (ii), (iii), (iv), or (v) of this section 2(a), at any time, upon the thirtieth day following notice to Executive.

         (b) In the event that the Term of Employment shall be terminated for any reason other than that set forth in section 2(a)(vi) hereof, Executive shall be entitled to receive, upon the occurrence of any such event:

                  (i) any salary (as hereinafter  defined)  payable  pursuant to section 3(a)(i) hereof which shall have accrued as of the Termination Date; and

                  (ii) such rights as Executive shall have accrued as of the Termination Date under the terms of any plans or arrangements in which he participates pursuant to section 3(b) hereof, any right to reimbursement for expenses accrued as of the Termination Date payable pursuant to section 3(e) hereof, and the right to receive the cash equivalent of paid annual leave and sick leave accrued as of the Termination Date pursuant to section 3(c) hereof.

         (c) In the event that the Term of Employment shall be terminated for the reason set forth in section 2(a)(vi) hereof, Executive shall be entitled to receive:

                  (i) for the period commencing on the date immediately following the Termi nation Date and ending upon and including the third anniversary of the Commencement Date, salary payable at the rate established pursuant to section 3(a)(i) hereof, in a manner consistent with the normal payroll practices of Resulting Bank with respect to executive personnel as presently in effect or as they may be modified by Resulting Bank from time to time; and

                  (ii) such rights as Executive may have accrued as of the Termination Date under the terms of any plans or arrangements in which he participates pursuant to section 3(b) hereof, any right to reimbursement for expenses accrued as of the Termination Date payable pursuant to section 3(e) hereof, and the right to receive the cash equivalent of paid annual leave and sick leave accrued as of the Termination Date pursuant to section 3(c) hereof.

         3. Compensation. For the services to be performed by Executive for Resulting Bank under this Agreement, Executive shall be compensated in the following manner:

         (a)      Salary.

                  (i) During  the Term of  Employment  Resulting  Bank shall pay
Executive a salary which shall not be less than the aggregate salary paid to Executive by the Bank as of January 1, 1998. Salary shall be payable in accordance with the normal payroll practices of Resulting Bank with respect to executive personnel as presently in effect or as they may be modified by Resulting Bank from time to time.

                  (ii) During the Term of Employment Executive shall be eligible to be considered for salary increases, upon review, in accordance with the compensation policies of Resulting Bank with respect to executive personnel as presently in effect or as they may be modified by Resulting Bank from time to time.

         (b) Employee Benefit Plans or Arrangements. During the Term of Employment, Executive shall be entitled to participate in all employee benefit plans of Resulting Bank, as presently in effect or as they may be modified by Resulting Bank from time to time, under such terms as may be applicable to officers of Executive's rank employed by Resulting Bank or its affiliates, including, without limitation, plans providing retirement benefits, medical insurance, life insurance, disability insurance, and accidental death or dismemberment insurance.

         (c)      Vacation and Sick Leave.

                  (i) During the Term of Employment, Executive shall be entitled to paid annual vacation periods and sick leave in accordance with the policies of Resulting Bank as in effect as of the Commencement Date or as may be modified by Resulting Bank from time to time as may be applicable to officers of Executive's rank employed by Resulting Bank or its affiliates, but in no event less than that provided to Executive by the Bank at January 1, 1998.

                  (ii) Notwithstanding any other provision of the vacation and sick leave policy of Resulting Bank, for each year-end set forth below, Executive will be permitted to carry over the lesser of his actual accrued but unused days of Vacation or the following number:

                  from 1998 into 1999                         45 days
                  from 1999 into 2000                         30 days
                  from 2000 into 2001                         15 days

Thereafter, Executive must comply with all provisions of Resulting Bank's vacation and sick leave policy.

         (d) Withholding. All compensation to be paid to Executive hereunder shall be subject to required withholding and other taxes.

         (e) Expenses. During the Term of Employment, Executive shall be reimbursed for reasonable travel and other expenses incurred or paid by Executive in connection with the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as may from time to time be requested, in accordance with such policies of Resulting Bank as are in effect as of the Commencement Date and as may be modified by Resulting Bank from time to time, under such terms as may be applicable to officers of Executive's rank employed by Resulting Bank or its affiliates.

         4.   Confidential Business Information; Non-Competition.

         (a) Executive acknowledges that certain business methods, creative techniques, and technical data of Zions Bancorp and Resulting Bank and their affiliates and the like are deemed by Resulting Bank to be and are in fact confidential business information either of Zions Bancorp or Resulting Bank or their affiliates or are entrusted to third parties. Such confidential information includes but is not limited to procedures, methods, sales relationships developed while in the service of Resulting Bank or its affiliates, knowledge of customers and their require ments, marketing plans, marketing information, studies, forecasts, and surveys, competitive analyses, mailing and marketing lists, new business proposals, lists of vendors, consultants, and other persons who render service or provide material to Zions Bancorp or Resulting Bank or their affiliates, and compositions, ideas, plans, and methods belonging to or related to the affairs of Zions Bancorp or Resulting Bank or their affiliates. In this regard, Resulting Bank asserts proprietary rights in all of its business information and that of its affiliates except for such information as is clearly in the public domain. Notwithstanding the foregoing, information that would be generally known or available to persons skilled in Executive's fields shall be considered to be "clearly in the public domain" for the purposes of the preceding sentence. Executive agrees that he will not disclose or divulge to any third party, except as may be required by his duties hereunder, by law, regulation, or order of a court or government authority, or as directed by Resulting Bank, nor shall he use to the detriment of Resulting Bank or its affiliates or use in any business or on behalf of any business competitive with or substantially similar to any business of Zions Bancorp or Resulting Bank or their affiliates, any confidential business information obtained during the course of his employment by Resulting Bank. The foregoing shall not be construed as restricting Executive from disclosing such information to the employees of Zions Bancorp or Resulting Bank or their affiliates.

         (b) Executive hereby agrees that from the Commencement Date until the second anniversary of the Termination Date, Executive will not (i) engage in the banking business other than on behalf of Zions Bancorp or Resulting Bank or their affiliates within the Market Area (as hereinafter defined), (ii) directly or indirectly own, manage, operate, control, be employed by, or provide management or consulting services in any capacity to any firm, corporation, or other entity (other than Zions Bancorp or Resulting Bank or their affiliates) engaged in the banking business in the Market Area, or (iii) directly or indirectly solicit or otherwise intentionally cause any employee, officer, or member of the respective Boards of Directors of Resulting Bank or any of its affiliates to engage in any action prohibited under (i) or (ii) of this section 4(b); provided that the ownership by Executive as an investor of not more than five percent of the outstanding shares of stock of any corporation whose stock is listed for trading on any securities exchange or is quoted on the automated quotation system of the National Association of Securities Dealers, Inc., or the shares of any investment company as defined in section 3 of the Investment Company Act of 1940, as amended, shall not in itself constitute a violation of Executive's obligations under this section 4(b).

         (c) Executive acknowledges and agrees that irreparable injury will result to Resulting Bank in the event of a breach of any of the provisions of this section 4 (the "Designated Provisions") and that Resulting Bank will have no adequate remedy at law with respect thereto. Accordingly, in the event of a material breach of any Designated Provision, and in addition to any other legal or equitable remedy Resulting Bank may have, Resulting Bank shall be entitled to the entry of a preliminary and permanent injunction (including, without limitation, specific performance) by a court of competent jurisdiction in Salt Lake County, Utah, Denver County, Colorado, or elsewhere, to restrain the violation or breach thereof by Executive or any affiliates, agents, or any other persons acting for or with Executive in any capacity whatsoever, and Executive submits to the jurisdiction of such court in any such action.

         (d) It is the desire and intent of the parties that the provisions of this section 4 shall be enforced to the fullest extent permissible under the laws and public policies applied in each juris diction in which enforcement is sought. Accordingly, if any particular provision of this section 4 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, should any court determine that the provisions of this section 4 shall be unenforceable with respect to scope, duration, or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide to Resulting Bank, to the fullest extent permitted by applicable law, the benefits intended by this section 4.

         (e) As used herein, "Market Area" shall mean the Colorado Counties of Adams, Arapahoe, Boulder, Denver, Douglas, Jefferson, and Weld.

         5.       Life Insurance.

         (a) In consideration for the sum of $50,000 paid to Resulting Bank on the Commencement Date, Resulting Bank hereby assigns to Executive all right, title, and interest in and to the benefits of that certain split-dollar life insurance policy on the life of Executive owned by the Bank and acquired by Resulting Bank in the Bank Merger ("the Insurance Policy").

Executive shall designate to Resulting Bank the party or parties to whom he desires the benefits to be paid. Absent such designation, the benefits will paid to Executive's estate.

         (b) In light of the unusual abilities and experience of Executive, Resulting Bank in its discretion may apply for and procure as owner and for its own benefit other insurance on the life of Executive, in such amount and in such form as Resulting Bank may choose. Resulting Bank shall make all payments for such insurance and shall receive all benefits from it. Executive shall have no interest whatsoever in any such policy or policies but, at the request of Resulting Bank, shall submit to medical examinations and supply such information and execute such documents as may reasonably be required by the insurance company or companies to which Resulting Bank has applied for insurance.

         6.   Representations and Warranties.

         (a) Executive represents and warrants to Resulting Bank that his execution, delivery, and performance of this Agreement will not result in or constitute a breach of or conflict with any term, covenant, condition, or provision of any commitment, contract, or other agreement or instrument, including, without limitation, any other employment agreement, to which Executive is or has been a party.

         (b) Executive shall indemnify, defend, and hold harmless Resulting Bank for, from, and against any and all losses, claims, suits, damages, expenses, or liabilities, including court costs and counsel fees, which Resulting Bank has incurred or to which Resulting Bank may become subject, insofar as such losses, claims, suits, damages, expenses, liabilities, costs, or fees arise out of or are based upon any failure of any representation or warranty of Executive in section 6(a) hereof to be true and correct when made.

         7. Notices. All notices, consents, waivers, or other communications which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each party as follows:

If to Resulting Bank:

         Vectra Bank Colorado, N.A.
         1650 S. Colorado Boulevard
         Denver, Colorado  80222-4029

         Attention:     Mr. Gary S. Judd
                        Chairman and Chief Executive Officer

With a required copy to:

         Brian D. Alprin, Esq.
         Duane, Morris & Heckscher LLP
         1667 K Street, N.W., Suite 700
         Washington, D.C.  20006

If to Executive:

         Mr. Thomas M. Jones
        [___________________]
        [___________________]
        [___________________]

All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

         8. Assignment. Neither party may assign this Agreement or any rights or obliga tions hereunder without the consent of the other party.

         9. Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Colorado, without giving effect to the principles of conflict of law thereof. The parties hereby designate Denver County, Colorado to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that he or it may be served with process in any action with respect to this Agreement or the transactions contem plated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the state of Colorado. Each of the parties irrevocably and uncondi tionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

         10. Entire Agreement. This Agreement constitutes the entire understanding between Resulting Bank and Executive relating to the subject matter hereof. Any previous agreements or understandings between the parties hereto or between Executive and the Bank or any of its affiliates or Resulting Bank or any of its affiliates regarding the subject matter hereof, including without limitation the terms and conditions of employment, compensation, benefits, retirement, competition following employment, and the like, are merged into and superseded by this Agreement. Neither this Agreement nor any provisions hereof can be modified, changed, discharged, or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge, or termination is sought.

         11. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever:

         (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement contain ing any such provision held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and

         (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provisions held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

         12. Arbitration. Subject to the right of each party to seek specific performance (which right shall not be subject to arbitration), if a dispute arises out of or related to this Agreement, or the breach thereof, such dispute shall be referred to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A dispute subject to the provisions of this section will exist if either party notifies the other party in writing that a dispute subject to arbitration exists and states, with reasonable specificity, the issue subject to arbitration (the "Arbitration Notice"). The parties agree that, after the issuance of the Arbitration Notice, the parties will try in good faith to resolve the dispute by mediation in accordance with the Commercial Rules of Arbitration of AAA between the date of the issuance of the Arbitration Notice and the date the dispute is set for arbitration. If the dispute is not settled by the date set for arbitration, then any controversy or claim arising out of this Agreement or the breach hereof shall be resolved by binding arbitration and judgment upon any award rendered by arbitrator(s) may be entered in a court having jurisdiction. Any person serving as a mediator or arbitrator must have at least ten years' experience in resolving commercial disputes through arbitration. In the event any claim or dispute involves an amount in excess of $100,000, either party may request that the matter be heard by a panel of three arbitrators; otherwise all matters subject to arbitration shall be heard and resolved by a single arbitrator. The arbitrator shall have the same power to compel the attendance of witnesses and to order the production of documents or other materials and to enforce discovery as could be exercised by a United States District Court judge sitting in the District of Colorado. In the event of any arbitration, each party shall have a reasonable right to conduct discovery to the same extent permitted by the Federal Rules of Civil Procedure, provided that such discovery shall be concluded within ninety days after the date the matter is set for arbitration. Any provision in this Agreement to the contrary notwithstanding, this section shall be governed by the Federal Arbitration Act and the parties have entered into this Agreement pursuant to such Act.

         13. Costs of Litigation. In the event litigation is commenced to enforce any of the provisions hereof, or to obtain declaratory relief in connection with any of the provisions hereof, the prevailing party shall be entitled to recover reasonable attorney's fees. In the event this Agreement is asserted in any litigation as a defense to any liability, claim, demand, action, cause of action, or right asserted in such litigation, the party prevailing on the issue of that defense shall be entitled to recovery of reasonable attorney's fees.

         14. Affiliation. A company will be deemed to be "affiliated" with Zions Bancorp, Resulting Bank, or the Bank according to the definition of "Affiliate" set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

         15. Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto executed or caused this Agreement to be executed as of the day and year first above written.

                                           VECTRA BANK COLORADO, NATIONAL
                                           ASSOCIATION



Attest:                                    By:
       -------------------------              ------------------------

                                               THOMAS M. JONES

Witness:
        -------------------------              ------------------------

                                   EXHIBIT VI

                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT (the "Agreement") made and entered into this [________] day of [________] 1998, by and between DONALD K. HOGOBOOM ("Hogoboom") and VECTRA BANK COLORADO, NATIONAL ASSOCIATION, a national banking association having its head office in Denver, Colorado ("Vectra")

                          W I T N E S S E T H T H A T :

         WHEREAS, the Agreement and Plan of Reorganization (the "Plan") dated as of August 12, 1998, by and between Zions Bancorporation ("Zions Bancorp"), Val Cor Bancorporation, Inc. ("Val Cor"), Vectra, Citizens Banco, Inc. (the "Company"), and Citizens Bank (the "Bank") provides that the Company will be merged into Val Cor and that the Bank will be merged with and into Vectra (the "Bank Merger");

         WHEREAS, Hogoboom is the Chairman and President of the Company and Chairman of the Bank;

         WHEREAS, Vectra desires to secure the services of Hogoboom upon consummation of the transactions contemplated in the Plan;

         WHEREAS, Hogoboom is desirous of entering into the Agreement for such periods and upon the terms and conditions set forth herein; and

         WHEREAS, to assist in achieving the objectives of the transactions described in the Plan, section 4.10 of the Plan contemplates that Hogoboom will enter into a consulting agreement as a condition to the consummation of the transactions described therein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the parties agree as follows:

         1.       Responsibilities and Duties.

         (a) Vectra will maintain Hogoboom's existing office at the Bank for his occupancy and use for a period of not less than six months following the Commencement Date. For a period which will not (without the consent of Vectra) be less than three months nor (without the consent of Hogoboom) be greater than six months from the Commencement Date, Hogoboom will maintain a work schedule at the former premises of the Bank substantially similar to that which he maintained for the year preceding the Commencement Date. From the expiration of such period until the Termination Date, Hogoboom shall serve as a consultant to Vectra on such part-time basis as shall be mutually acceptable to Hogoboom and Vectra. The focus of his duties will be the facilitation of a smooth transition of customers, employees, and systems to Vectra. In his capacity as a consultant to Vectra, Hogoboom shall provide advice and counsel to the management of Vectra upon request or as otherwise agreed between him and management of Vectra.

         (b) While considering, analyzing, or discussing the business of Vectra,
Hogoboom   shall   devote   his  best   efforts  to  the   performance   of  his
responsibilities and duties as a consultant to Vectra.

         (c) Hogoboom shall consider and render advice on matters related to Vectra in a manner designed to serve the best interests of Vectra and shall at all times act in the best interests of Vectra.

         2.  Term of Agreement.

         (a) The term of this Agreement ("Term of Agreement") shall be the period com mencing on the date as of which this Agreement has been executed (the "Commencement Date") and continuing until the Termination Date, which shall mean the earliest to occur of:

             (i) the third anniversary of the Commencement Date, unless the Term of Agreement shall be extended by mutual written agreement of Hogoboom and Vectra;

             (ii) the death of Hogoboom, if such death occurs within eighteen months of the Commencement Date;

             (iii) Hogoboom's inability to perform his duties hereunder, as a result of physical or mental disability as reasonably determined by the personal physician of Hogoboom, for a period of at least 180 consecutive days or for at least 180 days during any period of twelve consecutive months during the Term of Agreement; or

             (iv) the termination of this Agreement by Vectra "for cause," which shall mean one or more of the following:

                  (A) any willful or gross misconduct by Hogoboom with respect to the business and affairs of Vectra;

                  (B) the conviction of Hogoboom of a felony (after the earlier of the expiration of any applicable appeal period without perfection of an appeal by Hogoboom or the denial of any appeal as to which no further appeal or review is available to Hogoboom), whether or not committed in the course of his duties pursuant to this Agreement or in any way related to Vectra;

                  (C) Hogoboom's willful neglect, failure, or refusal to carry out his duties hereunder in a reasonable manner; or

                  (D) the  breach by  Hogoboom  of any  agreement  contained  in section 1 or section 4 hereof, which breach is material and adverse to Vectra; or (v) Hogoboom's resignation from his position as a consultant to Vectra; or

             (vi) the termination of this Agreement by Vectra "without cause," which shall be for any reason other than those set forth in subsections (i),
(ii), (iii), or (iv) of this section 2, at any time, upon the thirtieth day following notice to Hogoboom.

         (b) In the event that the Term of Agreement shall be terminated for any reason other than that set forth in section 2(a)(vi) hereof, Hogoboom shall be entitled to receive any compensation due him pursuant to the terms of this Agreement as of the date of any such event.

         (c) In the event that the Term of Agreement shall be terminated for the reason set forth in section 2(a)(vi) hereof, Hogoboom shall be entitled to receive as of the date of any such event all compensation which would have been due him pursuant to the terms of this Agreement for the full Term of Agreement.

         3. Compensation. For the services to be performed by Hogoboom for Vectra under this Agreement, Hogoboom shall be compensated in the following manner:

         (a) Consulting Fee. During the Term of Agreement, Vectra shall pay Hogoboom an annual consulting fee which shall be $100,000 for the first year and $50,000 for each of the second and third years. Each of said annual consulting fees shall be payable in one lump sum on the following dates:

                  the later of December 1, 1998
                  or the Commencement Date                              $100,000

                  December 1, 1999                                        50,000

                  December 1, 2000                                        50,000

In addition, Hogoboom will be granted all of the furniture, wall hangings, and other appointments currently in his office at the Bank, including without limitation (i) one French desk, one executive chair, and two side chairs, (ii) two wooden file cabinets and a three-shelf bookcase, (iii) golf-club wall hangings and miscellaneous pictures, and (iv) one bronze sculpture of water fowl in flight.

         (b) Withholding. All compensation to be paid to Hogoboom hereunder shall be subject to required withholding and other taxes.

         4.   Confidential Business Information; Non-Competition.

         (a) Hogoboom acknowledges that certain business methods, creative techniques, and technical data of Zions Bancorp and Vectra and their affiliates and the like are deemed by Zions Bancorp and Vectra to be and are in fact confidential business information either of Zions Bancorp or Vectra or their affiliates or are entrusted to third parties. Such confidential information includes but is not limited to procedures, methods, sales relationships developed while in the service of Zions Bancorp or Vectra or their affiliates, knowledge of customers and their requirements, marketing plans, marketing information, studies, forecasts, and surveys, competitive analyses, mailing and marketing lists, new business proposals, lists of vendors, consultants, and other persons who render service or provide material to Zions Bancorp or Vectra or their affiliates, and compositions, ideas, plans, and methods belonging to or related to the affairs of Zions Bancorp or Vectra or their affiliates. In this regard, each of Zions Bancorp and Vectra asserts proprietary rights in all of its business information and that of its affiliates except for such information as is clearly in the public domain. Notwithstanding the foregoing, information that would be generally known or available to persons in Hogoboom's position shall be considered to be "clearly in the public domain" for the purposes of the preceding sentence. Hogoboom agrees that he will not disclose or divulge to any third party, except as may be required by his duties hereunder, by law, regulation, or order of a court or government authority, or as directed by Zions Bancorp or Vectra, nor shall he use to the detriment of Zions Bancorp or Vectra or their affiliates or use in any business or on behalf of any business competitive with or substantially similar to any business of Zions Bancorp or Vectra or their affiliates, any confidential business information obtained during the course of his relationship with Vectra. The foregoing shall not be construed as restricting Hogoboom from disclosing such information to the employees of Vectra or its affiliates.

         (b) Hogoboom hereby agrees that from the Commencement Date until the second anniversary of the Commencement Date, Hogoboom will not (i) engage in the banking business other than on behalf of Vectra or its affiliates within the Designated Area (as hereinafter defined), (ii) directly or indirectly own, manage, operate, control, be employed by, or provide management or consulting services in any capacity to any firm, corporation, or other entity (other than Vectra or its affiliates) engaged in the banking business in the Designated Area, or (iii) directly or indirectly solicit or otherwise intentionally cause any employee, officer, or member of the respective Boards of Directors of Vectra or Zions Bancorp or any of their affiliates to engage in any action prohibited under (i) or (ii) of this section 4(b); provided that the ownership by Hogoboom as an investor of not more than five percent of the outstanding shares of stock of any corporation whose stock is listed for trading on any securities exchange or is quoted on the automated quotation system of the National Association of Securities Dealers, Inc., or the shares of any investment company as defined in section 3 of the Investment Company Act of 1940, as amended, shall not in itself constitute a violation of Hogoboom's obligations under this section 4(b).

         (c) Hogoboom acknowledges and agrees that irreparable injury will result to Vectra and Zions Bancorp in the event of a breach of any of the provisions of this section 4 (the "Designated Provisions") and that Vectra and Zions Bancorp will have no adequate remedy at law with respect thereto. Accordingly, in the event of a material breach of any Designated Provision, and in addition to any other legal or equitable remedy Vectra or Zions Bancorp may have, Vectra and Zions Bancorp shall be entitled to the entry of a preliminary and permanent injunction (including, without limitation, specific performance) by a court of competent jurisdiction in Salt Lake County, Utah, Denver County, Colorado, or elsewhere, to restrain the violation or breach thereof by Hogoboom or any affiliates, agents, or any other persons acting for or with Hogoboom in any capacity whatsoever, and Hogoboom submits to the jurisdiction of such court in any such action.

         (d) It is the desire and intent of the parties that the provisions of this section 4 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this section 4 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular juris diction in which such adjudication is made. In addition, should any court determine that the provisions of this section 4 shall be unenforceable with respect to scope, duration, or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide to Vectra and Zions Bancorp, to the fullest extent permitted by applicable law, the benefits intended by this section 4.

         (e) As used herein, "Designated Area" shall mean the Colorado Counties of Adams, Arapahoe, Boulder, Denver, Douglas, Jefferson, and Weld.

         5.       Life Insurance Policy.

         (a) Pursuant to the following payment schedule, Hogoboom will repay the prepaid premium advanced by the Bank on a certain split-dollar, last-to-die life insurance policy on the lives of Hogoboom and Joayne B. Hogoboom ("Joayne") in the amount of $71,340 (the "Insurance Policy"):

                  December 1, 1998                            $20,000

                  December 1, 1999                              20,000

                  December 1, 2000                              20,000

                  December 1, 2001                              11,340

         (b) Upon completion of the payment of the consideration set forth in subsection (a) of this Section 5, Vectra shall release to the Hogoboom Trust the assignment of the cash value of the policy that Hogoboom and Joayne granted to the Bank and shall return the Insurance Policy.

         (c) Should Hogoboom and his wife both die before December 1, 2001, Vectra shall receive payment as described in the assignment.

         6. Notices. All notices, consents, waivers, or other communications which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid. All communi cations shall be addressed to the appropriate address of each party as follows:

If to Vectra:

         Vectra Bank Colorado, N.A.
         1650 S. Colorado Boulevard
         Denver, Colorado  80222-4029

         Attention:      Mr. Gary S. Judd
                         President and Chief Executive Officer

With a required copy to:
         Brian D. Alprin, Esq.
         Duane, Morris & Heckscher LLP
         1667 K Street, N.W., Suite 700
         Washington, D.C.  20006

If to Hogoboom:

           Mr. Donald K. Hogoboom
           [_____________________]
           [_____________________]

All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

         7. Assignment. Neither party may assign this Agreement or any rights or obliga tions hereunder without the consent of the other party.

         8. Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Colorado, without giving effect to the principles of conflict of law thereof. The parties hereby designate Denver County, Colorado to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that he or it may be served with process in any action with respect to this Agreement or the transactions contem plated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the state of Colorado. Each of the parties irrevocably and uncondi tionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that he or it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

         9. Entire Agreement. This Agreement constitutes the entire understanding between Vectra and Hogoboom relating to the subject matter hereof. Any previous agreements or under standings between the parties hereto or between Hogoboom and the Company or Vectra regarding the subject matter hereof, including without limitation the terms and conditions of compensation, benefits, competition following employment, and the like, are merged into and superseded by this Agreement. Neither this Agreement nor any provisions hereof can be modified, changed, discharged, or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge, or termination is sought.

         10. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever:

         (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and

         (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provisions held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

         11. Arbitration. Subject to the right of each party to seek specific performance (which right shall not be subject to arbitration), if a dispute arises out of or related to this Agreement, or the breach thereof, such dispute shall be referred to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A dispute subject to the provisions of this section will exist if either party notifies the other party in writing that a dispute subject to arbitration exists and states, with reasonable specificity, the issue subject to arbitration (the "Arbitration Notice"). The parties agree that, after the issuance of the Arbitration Notice, the parties will try in good faith to resolve the dispute by mediation in accordance with the Commercial Rules of Arbitration of AAA between the date of the issuance of the Arbitration Notice and the date the dispute is set for arbitration. If the dispute is not settled by the date set for arbitration, then any controversy or claim arising out of this Agreement or the breach hereof shall be resolved by binding arbitration and judgment upon any award rendered by arbitrator(s) may be entered in a court having jurisdiction. Any person serving as a mediator or arbitrator must have at least ten years' experience in resolving commercial disputes through arbitration. In the event any claim or dispute involves an amount in excess of $100,000, either party may request that the matter be heard by a panel of three arbitrators; otherwise all matters subject to arbitration shall be heard and resolved by a single arbitrator. The arbitrator shall have the same power to compel the attendance of witnesses and to order the production of documents or other materials and to enforce discovery as could be exercised by a United States District Court judge sitting in the District of Utah. In the event of any arbitration, each party shall have a reasonable right to conduct discovery to the same extent permitted by the Federal Rules of Civil Procedure, provided that such discovery shall be concluded within ninety days after the date the matter is set for arbitration. Any provision in this Agreement to the contrary notwithstanding, this section shall be governed by the Federal Arbitration Act and the parties have entered into this Agreement pursuant to such Act.

         12. Costs of Litigation. In the event litigation is commenced to enforce any of the provisions hereof, or to obtain declaratory relief in connection with any of the provisions hereof, the prevailing party shall be entitled to recover reasonable attorney's fees. In the event this Agreement is asserted in any litigation as a defense to any liability, claim, demand, action, cause of action, or right asserted in such litigation, the party prevailing on the issue of that defense shall be entitled to recovery of reasonable attorney's fees.

         13. Affiliation. A company will be deemed to be "affiliated" with Vectra or Zions Bancorp according to the definition of "Affiliate" set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

         14. Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto executed or caused this Agreement to be executed as of the day and year first above written.

                                            VECTRA BANK COLORADO, NATIONAL
                                            ASSOCIATION

Attest:                                     By:
       -----------------------------           ---------------------------------
             Ray L. Nash                                   Gary S. Judd
      Chief Financial Officer                      President and Chief Executive
          and Secretary                                     Officer


                                            DONALD K. HOGOBOOM

Witness:
        ---------------------------         ------------------------------------

                                    EXHIBIT X

             WAIVERS AND RELEASES OF HOLDERS OF CLASS A COMMON STOCK

                               WAIVER AND RELEASE

         THIS WAIVER AND RELEASE is made and entered into and effective as of this [ ] day of [ ], 1998, by and between Citizens Banco, Inc., a Colorado corporation ("CBI"), and the shareholder of CBI named on page 3 below ("Shareholder").

                                    RECITALS

         A. Shareholder owns shares of the Class A common stock, $1.00 par value, of CBI ("Class A Common Stock").

         B. On December 13, 1989, the Board of Directors of CBI authorized the issuance of Four Year Mandatory Convertible Debentures Due 1993 in the aggregate amount of $600,000 (the "Debentures"), which were to be convertible into an aggregate of 33,150 shares of Class B nonvoting common stock, no par value ("Class B Common Stock") that had not yet been authorized.

         C. CBI issued the Debentures on December 20, 1989, and on December 13, 1993, the holders of the Debentures extended their term for an additional four years as permitted pursuant to the terms of the Debentures.

         D. On January 22, 1990, the shareholders of CBI approved amending CBI's Articles of Incorporation to classify the then outstanding shares of CBI's common stock as Class A Common Stock and to authorize the Class B Common Stock.

         E. The amendment to CBI's Articles of Incorporation relating to the shareholder approval of the Class B Common Stock ("Articles of Amendment") was not filed with the Colorado Secretary of State until July 17, 1998.

         F. On or about December 10, 1997, the holders of the Debentures purported to convert the Debentures into Class B Common Stock and were thereafter treated in every respect as holders of Class B Common Stock even though the shares of Class B Common Stock had not yet been authorized under Colorado law by filing the Articles of Amendment.

         G. On August 12, 1998, CBI entered into an Agreement and Plan of Reorganization ("Agreement") with Zions Bancorporation, a Utah corporation ("Zions Bancorp"), and subsidiaries of Zions Bancorp, whereby CBI shall merge with and into a subsidiary of Zions Bancorp ("Merger"), as described in the Proxy State ment/ Prospectus dated ________________, 1998 ("Proxy Statement/Prospectus").

         H. The Agreement provides that the former Debenture holders shall be entitled to exchange their contractual rights under the Debentures for an aggregate of 33,150 shares of Class B Common Stock and an aggregate cash payment of $[ ], as settlement of all their rights under the Debentures (the "Exchange Offer") prior to the consummation of the Merger, and that the holders of Class B Common Stock shall then be entitled to receive, along with holders of Class A Common

                  Stock, shares of Zions Bancorp common stock, no par value ("Zions Bancorp Stock"), upon consummation of the Merger.

         I. The Agreement provides that a condition to the Merger is the receipt of Waivers and Releases from all holders of Class A Common Stock and that the Merger will not be consummated on the terms set forth in the Agreement unless the holders of Class A Common Stock ratify and approve the Exchange Offer.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound hereby agree and acknowledge as follows:

         A.Shareholder has received and read the Proxy Statement/Prospectus relating to the Exchange Offer and the Merger. Shareholder understands the contents of the Proxy Statement/Prospectus as it relates to the Exchange Offer and the Merger.

         B.Shareholder hereby releases and holds harmless CBI and its officers and directors and its or their successors and assigns from and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, recoveries, actions, causes of action, suits, deficiencies and damages, including interest, penalties and attorneys' fees, known or unknown, whether arising in law or equity, that Shareholder has or may incur against CBI or its officers and directors, whether for damages or equitable relief, in any way related to all actions taken by such persons involving the Exchange Offer and the Merger. In addition, Shareholder hereby waives any and all rights to bring any suit, action or proceeding, either at law or in equity, for any judgment against CBI and its officers and directors for any liability, expense or damage arising from or in connection with the transactions described herein.

         C.Shareholder represents that he or she has not assigned, transferred, pledged or hypothecated, or purported to assign, transfer, pledge or hypothecate, to any entity or individual, any of the claims which it may have had in the subject matter of this Waiver and Release. Shareholder agrees to indemnify and hold harmless CBI and its officers and directors against any claim, demand, debt, loss, obligation, liability, costs, expense (including reasonable attorneys' fees), right of action or cause of action, based on, arising out of, or in connection with, any such transfer, assignment, pledge or hypothecation or purported transfer, assignment, pledge or hypothecation.

         D.This Waiver and Release represents a compromise of potential claims which shall not be construed as an admission of CBI of any wrongful acts or liability, and CBI specifically disclaims any liability to Shareholder, or any other person.

         E.Shareholder   acknowledges   that  he  or  she  has  been  given  the
opportunity to consult with legal counsel of his or her choice in connection with the execution and delivery of this Waiver and Release, and that he or she understands fully (i) the terms of this Waiver and Release, (ii) the consequences hereof and (iii) that this is a full, complete and final release of CBI and its officers and directors, as well as its or their successors and assigns, relating to the Exchange Offer and the Merger.

         F.This  Waiver and  Release  shall  inure to the benefit of CBI and its
officers,  directors,   successors  and  assigns,  and  shall  be  binding  upon
Shareholder and his or her successors and assigns.

         G.If an action is instituted to enforce this Waiver and Release, the party not prevailing shall pay to the party prevailing all costs and expenses including reasonable attorneys' fees incurred by such prevailing party in connection with said action.

         H.This Waiver and Release shall be governed by and construed in accordance with the laws of the State of Colorado.

         I.This Waiver and Release is made and furnished in good faith and has not been made under or induced by any fraud, duress or undue influence exercised by CBI or any other person.

         J.This Waiver and Release contains the entire, integrated agreement of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations with respect hereto.

         IN WITNESS WHEREOF, this Waiver and Release was executed by the parties on the date above written.

                                         SHAREHOLDER:


                                         ---------------------------------------
                                         Printed Name:
                                                      --------------------------


                                         CITIZENS BANCO, INC.

                                         By:
                                            ------------------------------------
                                            Its:
                                                --------------------------------
                                            Title:
                                                  ------------------------------

                                   EXHIBIT XI

                WAIVERS AND RELEASES OF HOLDERS OF CLASS B RIGHTS

                               WAIVER AND RELEASE

         THIS WAIVER AND RELEASE is made and entered into and effective as of this [_______] day of [______], 1998, by and between Citizens Banco, Inc., a Colorado corporation ("CBI"), and the person named on page 3 below ("Holder").

                                    RECITALS

         A. On December 13, 1989, the Board of Directors of CBI authorized the issuance of Four Year Mandatory Convertible Debentures Due 1993 in the aggregate amount of $600,000 (the "Debentures"), which were to be convertible into an aggregate of 33,150 shares of Class B common stock that had not yet been authorized.

         B. CBI  issued a  Debenture  to Holder on  December  20,  1989,  and on
December 13, 1993, Holder extended its term for an additional four years as permitted pursuant to the terms of the Debenture.

         C. On January 22, 1990, the shareholders of CBI approved amending CBI's Articles of Incorporation to classify the then outstanding shares of CBI's common stock as Class A Common Stock and to authorize the Class B Common Stock.

         D. The amendment to CBI's Articles of Incorporation relating to the shareholder approval of the Class B Common Stock ("Articles of Amendment") was not filed with the Colorado Secretary of State until July 17, 1998.

         E. On or about December 10, 1997, both holders of the Debentures purported to convert the Debentures into Class B Common Stock and were thereafter treated in every respect as holders of Class B Common Stock even though the shares of Class B Common Stock had not yet been authorized under Colorado law by filing the Articles of Amendment.

         F. On August 12, 1998, CBI entered into an Agreement and Plan of Reorganization ("Agreement") with Zions Bancorporation, a Utah corporation ("Zions Bancorp"), and subsidiaries of Zions Bancorp, whereby CBI shall merge with and into a subsidiary of Zions Bancorp ("Merger"), as described in the Proxy Statement/ Prospectus dated [ ], 1998 ("Proxy Statement/Prospectus").

         G. The Agreement provides that the former Debenture holders shall be entitled to exchange their contractual rights under the Debentures for an aggregate of 33,150 shares of Class B Common Stock and an aggregate cash payment of $[ ], as settlement of all their rights under the Debentures (the "Exchange Offer") prior to the consummation of the Merger, and that the holders of Class B Common Stock shall then be entitled to receive, along with holders of CBI's Class A common stock, $1.00 par value, ("Class A Common Stock"), shares of Zions Bancorp common stock, no par value ("Zions Bancorp Stock"), upon consummation of the Merger.

         H. The Agreement provides that a condition to the Merger is the receipt of Waivers and Releases from all former Holders and that the Merger will not be consummated on the terms set forth in the Agreement unless the Holders execute and deliver such Waivers and Releases.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound hereby agree and acknowledge as follows:

         1. Holder has received and read the Proxy Statement/Prospectus relating to the Exchange Offer and the Merger. Holder understands the contents of the Proxy Statement/ Prospectus as it relates to the Exchange Offer and the Merger.

         2. Holder hereby agrees and acknowledges that the [_______] shares of Class B Common Stock to be issued and the $[_______] in cash to be paid to him/her pursuant to the Exchange Offer shall be in full discharge and settlement of all rights and claims which the holder of such rights and former holders of such Debentures may have, as well as any obligations which CBI may have to such holders. At such time as such Holder accepts the shares of Class B Common Stock and cash payment referred to in the preceding sentence, he/she hereby releases and holds harmless CBI and its officers and directors, and its or their successors and assigns, from and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, recoveries, actions, causes of action, suits, deficiencies and damages, including interest, penalties and attorneys' fees, known or unknown, whether arising in law or equity, that Holder has or may incur against CBI or its officers and directors, whether for damages or equitable relief, in any way related to all actions taken by such persons involving the Exchange Offer and the Merger. In addition, Holder hereby waives any and all rights to bring any suit, action or proceeding, either at law or in equity, for any judgment against CBI and its officers and directors for any liability, expense or damage arising from or in connection with the transactions described herein.

         3.  Holder  represents  that he or she has not  assigned,  transferred, pledged or hypothecated, or purported to assign, transfer, pledge or hypothecate, to any entity or individual, any of the claims which it may have had in the subject matter of this Waiver and Release. Holder agrees to indemnify and hold harmless CBI and its officers and directors against any claim, demand, debt, loss, obligation, liability, costs, expense (including reasonable attorneys' fees), right of action or cause of action, based on, arising out of, or in connection with, any such transfer, assignment, pledge or hypothecation or purported transfer, assignment, pledge or hypothecation.

         4. This Waiver and Release represents a compromise of potential claims which shall not be construed as an admission of CBI of any wrongful acts or liability, and CBI specifically disclaims any liability to Holder, or any other person.

         5. Holder acknowledges that he or she has been given the opportunity to consult with legal counsel of his or her choice in connection with the execution and delivery of this Waiver and Release, and that he or she understands fully
(i) the terms of this Waiver and Release, (ii) the consequences hereof and (iii) that this is a full, complete and final release of CBI and its officers and directors, as well as its or their successors and assigns, relating to the Exchange Offer and the Merger.

         6. This Waiver and Release shall inure to the benefit of CBI and its officers, directors, successors and assigns, and shall be binding upon Holder and his or her successors and assigns.

         7. If an action is instituted to enforce this Waiver and Release, the party not prevailing shall pay to the party prevailing all costs and expenses including reasonable attorneys' fees incurred by such prevailing party in connection with said action.

         8. This Waiver and Release shall be governed by and construed in accordance with the laws of the State of Colorado.

         9. This Waiver and Release is made and furnished in good faith and has not been made under or induced by any fraud, duress or undue influence exercised by CBI or any other person.

         10. This Waiver and Release contains the entire, integrated agreement of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations with respect hereto.

         IN WITNESS WHEREOF, this Waiver and Release was executed by the parties on the date above written.



                                            HOLDER:


                                            ------------------------------------
                                            Printed Name:
                                                         -----------------------



                                            CITIZENS BANCO, INC.


                                            By:
                                               ---------------------------------
                                               Its:
                                                   -----------------------------
                                               Title:
                                                     ---------------------------